 POWER OF ATTORNEY          The undersigned hereby constitutes and appoints each of Shannon Shaw,  Kelly A. Doria, and Tanya M. Stanich, signing  singly, as the undersigned's true  and lawful attorney‐in‐fact to:       (1)   execute  for  and on behalf of the undersigned, in the undersigned's                  capacity  as  a  director of ANGI Homeservices Inc. (the "Company"),             Forms  3, 4 and 5 in accordance with Section 16(a) of the Securities             Exchange  Act  of  1934,  as  amended, and the rules thereunder (the             "Exchange  Act"),  and  Form  ID to obtain and/or renew EDGAR codes,             passwords  and/or  passphrases for use in connection with the filing             of Forms 3, 4 and 5;       (2)   do and perform any and all acts for and on behalf of the undersigned             which may be necessary or desirable to complete and execute any such             Form  3,  4  or  5 or Form ID, complete and execute any amendment or             amendments  thereto,  and  timely  file  such  forms with the United             States  Securities and Exchange Commission and any stock exchange or             similar authority;       (3)   take  any other action of any type whatsoever in connection with the             foregoing  which, in the opinion of such attorney‐in‐fact, may be of             benefit  to,  in  the  best interest of, or legally required by, the             undersigned, it being understood that the documents executed by such             attorney‐in‐fact on behalf of the undersigned pursuant to this Power             of  Attorney  shall be in such form and shall contain such terms and             conditions   as   such   attorney‐in‐fact   may   approve   in  such             attorney‐in‐fact's discretion; and       (4)   seek  or  obtain,  as  the undersigned's attorney‐in‐fact and on the             undersigned's  behalf,  information  regarding  transactions  in the             Company's  securities  from  any  third  party,  including  brokers,             employee   benefit   plan   administrators  and  trustees,  and  the             undersigned  hereby  authorizes  any such person to release any such             information  to  such attorney‐in‐fact and approves and ratifies any             such release of information.       The undersigned hereby grants to each such attorney‐in‐fact full power and authority  to  do  and perform any and every act and thing whatsoever requisite, necessary,  or  proper  to be done in connection with the exercise of any of the rights  and  powers  herein granted, as fully to all intents and purposes as the undersigned  might  or  could  do  if  personally  present,  with  full power of substitution  or  revocation,  hereby  ratifying  and  confirming  all that such attorney‐in‐fact,  or  such  attorney‐in‐fact's substitute or substitutes, shall lawfully  do  or  cause  to  be done by virtue of this Power of Attorney and the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing  attorneys‐in‐fact,  in serving in such capacity at the request of the undersigned,  are  not  assuming,  nor  is  the  Company  assuming,  any  of the

undersigned's responsibilities to comply with Section 16 of the Exchange Act.          This  Power of Attorney shall remain in full force and effect until the  undersigned is no longer required to file Forms 3, 4, and 5 with respect to the  undersigned's holdings of and transactions in securities issued by the Company,  unless  earlier revoked by the undersigned in a signed writing delivered to the  foregoing attorneys‐in‐fact.          This   Power   of  Attorney  does  not  relieve  the  undersigned  from  responsibility  for  compliance  with  the  undersigned's obligations under the  Exchange  Act,  including, without limitation, the reporting requirements under  Section  16  of the Exchange Act. Additionally, although pursuant to this Power  of Attorney the Company will use commercially reasonable best efforts to timely  and  accurately  file  Section  16  reports  on  behalf of the undersigned, the  Company  does  not  represent  or  warrant that it will be able to in all cases  timely  and accurately file Section 16 reports on behalf of the undersigned due  to  various  factors,  including,  but  not  limited  to, the shorter deadlines  mandated  by  the  Sarbanes‐Oxley  Act  of 2002, possible time zone differences  between the Company and the undersigned and the Company's need to rely on other  parties   for  information,  including  the  undersigned  and  brokers  of  the  undersigned.          IN  WITNESS  WHEREOF, the undersigned had caused this Power of Attorney  to be executed as of this ___th day of December 2020.                                            /s/                                             ‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐                                            Name:  18